PROSPECTUS DATED MARCH 6, 2000                    PRICING SUPPLEMENT NO. 14 TO
PROSPECTUS SUPPLEMENT                     REGISTRATION STATEMENT NO. 333-30928
DATED MARCH 15, 2000                                           AUGUST 18, 2000
                                                                RULE 424(B)(3)

                       Donaldson, Lufkin & Jenrette, Inc.
                                MEDIUM-TERM NOTES
                   Due Nine Months or More from Date of Issue

THE MEDIUM-TERM NOTES, AS FURTHER DESCRIBED BELOW AND IN THE PROSPECTUS SUPPLEMENT UNDER DESCRIPTION NOTES, WILL BEAR INTEREST FROM THE DATE OF ISSUANCE UNTIL THE PRINCIPAL AMOUNT THEREOF IS PAID OR MADE AVAILABLE FOR PAYMENT AT THE RATE SET FORTH BELOW.

Principal Amount:             $ 10,000,000             Optional Conversion:            N/A

Price To Public:                 100.0000%             Optional Repayment Date:        Non-Call/Life
Underwriting Discount:              .15%
Proceeds To Issuer:               99.85%               Business Day Jurisdiction:      New York

Settlement Date               August 25, 2000          Initial Redemption              N/A
(Original Issue Date):                                 Percentage:

Specified Currency:           US Dollars               Initial Redemption Date:        N/A

Authorized Denomination:      $1,000                   Annual Redemption               N/A
                                                       Percentage Reduction:

Maturity Date:                February 25, 2002        Book Entry Note or              B/E
                                                       Certificated Note:

Interest Rate:                7.25% Fixed

Interest Payment Date:        At Maturity, or as       Total Amount of OID:            N/A
                              modified

Interest Determination        N/A                      Day Count:                      Act/360
Date:

                                                       CUSIP:                          25766CCP7

First Interest Date:          Maturity Date

Paying Agent:                 The Chase Manhattan
                              Bank

Settlement:                   DTC#: 443

CAPITALIZED TERMS NOT DEFINED ABOVE HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE ACCOMPANYING PROSPECTUS SUPPLEMENT.

               DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION